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                                                                   EXHIBIT 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this proxy statement/prospectus on Form S-4 of Verizon Wireless of the East LP and Verizon Communications Inc. of our report dated April 20, 2001 relating to the financial statements of the Orange County-Poughkeepsie Limited Partnership, which appears in such proxy statement/prospectus. We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

/s/  PricewaterhouseCoopers LLP

New York, New York
April 12, 2002